                                                                   EXHIBIT 10.21

September 30, 2005

Name
Address

Dear Sir/Madam,

As has been previously discussed with you and approved by the board of directors of Synovis Life Technologies, Inc. (the "Company"), that portion of your options granted on December 1, 2004 to purchase 9,000 shares of Company common stock, which would otherwise have vested on December 1, 2007, will be terminated, without further consideration to you, effective September 30, 2005

The balance of your options granted on December 1, 2004 to purchase 18,000 shares of the Company stock, 9,000 of which vest on December 1, 2005 and 9,000 of which vest on December 1, 2006, are not effected by this action.

Please sign this letter below to document your consent to the termination of these options.

Should you have further questions, feel free to contact me.

Sincerely,

Brett Reynolds
VP of Finance and Chief Financial Officer
Synovis Life Technologies, Inc.

I hereby consent to the termination of options to purchase 9,000 shares of Synovis Life Techonologies, Inc. common stock that were granted to me on December 1, 2004 and were scheduled to vest on December 1, 2007.

Signature: ________________________________________
           Name

Date: ____________________